MONTHLY SERVICER'S CERTIFICATE
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                      (This represents Series 1999-A only)

                      Monthly Period Ending February 29, 2000
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                      Bank of America National Association
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                           BA MASTER CREDIT CARD TRUST
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1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered.
This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

2.   Bank of America, National Association (USA) is
     Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is a Determination
     Date under the Pooling and Servicing Agreement.

5.   The aggregate amount of Collections processed
     during the preceding Monthly Period was equal to
     (excluding Annual Membership Fees and Interchange)       $ 1,362,628,237.25

6.   The Aggregate Investor Percentage of Receivables
     processed by the Servicer during the preceding Monthly
     Period was equal to                                      $    69,442,130.60

7.   The Aggregate Investor Percentage of Collections
     of Finance Charge Receivables processed by the Servicer
     during the preceding Monthly Period was equal to
     (excluding Annual Membership Fees and Interchange)       $     7,438,227.37

8.   The aggregate amount of Receivables processed
     by the Servicer as of the end of the last day of the
     preceding Monthly Period                                 $ 1,308,451,360.41

9.   Of the balance on deposit in the Finance Charge
     Account, the amount attributable to the Aggregate
     Investor Percentage of Collections processed by the
     Servicer during the preceding Monthly Period             $     8,496,349.44

10.  Of the balance on deposit in the Principal
     Account, the amount attributable to the Aggregate
     Investor Percentage of Collections processed by the
     Servicer during the preceding Monthly Period             $    64,938,702.16

11.  The aggregate amount, if any, of withdrawals,
     drawings or payments under any Credit Enhancement, if
     any, required to be made with respect to any Series
     outstanding for the preceding Monthly Period             $             0.00

12.  The Aggregate Investor Percentage of Collections of
     Principal Receivables processed by the Servicer during
     the related Monthly Period is equal to                   $    64,938,702.16

13.  The amount equal to the Aggregate Investor Percentage
     of Annual Membership Fees deposited to the Finance
     Charge Account or any Series Account on or before
     the Transfer Date during the current month is equal to   $        96,648.46

14.  The aggregate amount of Interchange to be deposited in
     the Finance Charge Account on the Transfer Date of the
     current month is equal to                                $       961,973.61

15.  The aggregate amount of all sums payable to the Investor
     Certificateholder of each Series on the succeeding
     Distribution Date with respect to Certificate Principal  $             0.00

16.  The aggregate amount of all sums payable to the Investor
     Certificateholder of each Series on the succeeding
     Distribution Date with respect to Certificate Interest   $     2,457,266.67

17.  The aggregate amount of Default Amounts processed by
     the Servicer as of the end of the last day of the
     preceding Monthly Period                                 $    56,001,359.95

18.  To the knowledge of the undersigned, there are
     no Liens on any Receivables in the Trust except as
     described below:                                                       None


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of March, 2000.


                  BANK OF AMERICA, NATIONAL ASSOCIATION (USA),
         (formerly known as Bank of America National Association)

                          Transferor and Servicer



By:  /s/ David M. Belk
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Name:    David M. Belk
Title:   Senior Vice President